UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024

BROOKFIELD REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56428	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor
New York, New York
10281
(Zip code)
(Address of principal executive offices)

(212) 417-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 13, 2024, Brookfield Real Estate Income Trust Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Because 47,981,861 shares of the Company’s common stock, or approximately 55.29% of the 86,780,977 total shares of the Company’s common stock entitled to vote at the Annual Meeting, were present in person or by proxy, a quorum was present at the meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following six individuals were elected to the Company’s Board of Directors to serve as directors until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Votes Abstained
Lori-Ann Beausoleil	47,812,533	72,640	96,688
Richard W. Eaddy	47,812,738	72,435	96,688
Thomas F. Farley	47,812,738	72,435	96,688
Brian W. Kingston	47,814,517	70,656	96,688
Robert L. Stelzl	47,809,010	70,656	102,195
Elisabeth (Lis) S. Wigmore	47,805,502	79,671	96,688

With respect to Proposal 1, the Company did not receive any broker non-votes for any of the director nominees.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified.

Votes For	Votes Against	Votes Abstained
47,774,152	114,422	93,287

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2024
                            BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Title:	Secretary